Exhibit 99.1

Microbot Medical®’s LIBERTY® Endovascular Robotic System Continues to Expand Market Visibility; Being Featured at an Industry Leading Innovation Conference

Global Robotic Leaders Convene to Discuss & Highlight Surgical Advancements of the Next Decade with a Special Focus on the Endovascular Space

HINGHAM, Mass., February 19, 2026 -- Microbot Medical Inc. (Nasdaq: MBOT), developer and distributor of the innovative LIBERTY® Endovascular Robotic System, announced that Harel Gadot, CEO, President and Chairman, will be a featured panelist at The Surgical Disruptive Technology Summit, which is part of SAGES NBT Innovation Weekend, taking place February 19-21 in Houston, TX. SAGES’s mission is to innovate, educate and collaborate to improve patient care, and the SAGES NBT Innovation Weekend serves as an open forum for dialogue between industry and providers on innovations in surgical technology and surgical practice.

Industry thought leaders, including robotic pioneers, will discuss advancing technologies with a focus on minimally invasive and less invasive interventions. A dedicated panel, titled Endovascular Therapeutics: AI and Robotics, will provide Mr. Gadot with a platform to highlight the unique features of the LIBERTY System, allowing the Company to establish a new category of surgical robotics. The Company believes that the growing confidence in AI and robotic innovations in endovascular procedures can support the accelerated adoption of LIBERTY. These innovations include remote interventions, precision navigation, and catheter-based robotics designed to enhance access, safety, and clinical outcomes across vascular care.

“We believe that the continued emergence of the LIBERTY System, together with the expanding range of procedures performed to date, is redefining how endovascular care is delivered today and how it will be delivered years ahead,” commented Mr. Gadot. “The dedicated session around the Endovascular space serves as another proof of the opportunities it holds. LIBERTY’s distinct advantages, including its single-use, compact robotic design, are intended to remove many of the barriers that have historically limited the broader adoption of surgical robotics. We believe this positions LIBERTY as a new class of surgical robotics, expanding access to advanced robotics and enabling high quality care for a broader range of health systems and patients.”

LIBERTY is the only FDA cleared, single-use, remotely operated robotic system for peripheral endovascular procedures, and it is designed for precise vascular navigation while aiming to reduce radiation exposure and physical strain. The Company commenced the limited market release of the LIBERTY system in late 2025 and plans for a full market release at the Society of Interventional Radiology (SIR) conference in April 2026, allowing the Company to showcase LIBERTY with the goal to deepen market adoption.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a commercial stage medical device company focused on transforming endovascular procedures through advanced robotic technology. Microbot’s LIBERTY® Endovascular Robotic System is the world’s first FDA cleared single-use, remotely operated robotic solution designed for precision, efficiency and safety. Backed by a strong intellectual property portfolio and a commitment to innovation, Microbot is driving the future of endovascular care.

Learn more at www.microbotmedical.com and connect on LinkedIn and X.

Safe Harbor

Statements to future financial and/or operating results, future adoption of products, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “contemplates,” “continues,” “could,” “forecasts,” “intends,” “may,” “might,” “possible,” “potential,” “predicts,” “projects,” “should,” “would,” “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the commercialization of the LIBERTY® Endovascular Robotic System, and in the development of future versions of or applications for the system, uncertainty in the results of regulatory pathways and regulatory approvals, uncertainty resulting from political, social and geopolitical conditions, particularly any changes in personnel or processes or procedures at the FDA and announcements of tariffs on imports into the U.S., disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, Iran and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Contacts:

IR@microbotmedical.com

Media@microbotmedical.com